SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 4, 1999



               OLD POINT FINANCIAL CORPORATION
   (Exact name of registrant as specified in its charter)





          Virginia                     0-12896           54-1265373
(State or other jurisdiction of      (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification No.)



1 West Mellen Street, Hampton, Virginia                  23663
(Address  of  principal  executive  offices)          (Zip Code)



  Registrant's telephone number, including area code (757) 728-1200

Item 5.        Other Events

  Old Point Financial Corporation issued the following press releases

                        October 4, 1999

       FRANK E. CONTINETTI SUCCEEDS W. RODNEY ROSSER AS
   PRESIDENT & CEO OF OLD POINT TRUST & FINANCIAL SERVICES,
                             N.A.

   Robert F. Shuford, Chairman of the Board and President of Old Point Financial Corporation, announces the retirement of
   W. Rodney Rosser as President & CEO of Old Point Trust & Financial Services, N.A., as well as the appointment of Frank E. Continetti, CFP to that position, effective October 1, 1999.

   Mr. Rosser joined Old Point National Bank's trust department in February 1980. At the time, the department's assets were approximately $9-million and the staff numbered four.
   Today, Old Point Trust & `Financial Services is a separate company with $365-million in assets, which are managed by a staff of 27.

   Mr. Rosser continues to serve as Senior Vice President & Secretary of Old Point Financial Corporation, working part-time as a consultant to Old Point National Bank, as well as to Old Point Financial Corporation. His focus is on shareholder, investor relations and other special projects.

   "Much of the Trust Company's success is due to Rodney's many years of dedicated work," says Mr. Shuford. "We wish him the best in his `part-time' retirement and hope that his continuing working relationship with Old Point will be for many future years."

   Mr. Continetti, who was also elected to the Board of Directors of Old Point Trust & Financial Services, joined
   Old Point in 1993.  Most recently, he served as Senior Vice
   President/Chief Administrative Officer of the Trust Company.

   A graduate of Boston University with a bachelor of arts degree in economics, Mr. Continetti is also a graduate of ABA's National & Graduate Trust School Programs at
   Northwestern University.

   Mr. Continetti is a member of the VBA Trust Committee, Treasurer of the Warwick Rotary Club, President of the
   Peninsula Estate Planning Council and a member of Our Lady of Mt. Carmel School Board.

   Mr. Continetti resides with his wife and three children in Newport News.

   Hampton Roads' largest locally-based trust company, Old Point Trust and Financial Services is comprised of 27 employees with a combined total of more than 200 years of financial services and trust experience. Products and services currently offered include: mutual funds, investment management, custodial services, profit-sharing plans, estate planning and settlement, IRAs, 401(k)s, trust administration and pension plans.

   Old Point Financial Corporation is the parent company of Old Point Trust & Financial Services, N.A., as well as The Old Point National Bank, an independent, locally owned bank serving the communities of Hampton Roads with 14 locations.

                       November 9, 1999

Robert  F.  Shuford, Chairman, President and CEO of  Old  Point
Financial Corporation, announced today that Louis G. Morris has been promoted to the position of President and CEO of Old Point
National Bank effective January 1, 2000.

Mr. Morris, currently Executive Vice President and Chief Financial Officer of Old Point National Bank, has been employed by the bank since 1982. He is a graduate of Old Dominion University, Norfolk, Virginia, with a BS in Financial Management. Mr. Morris is also a graduate of the School of Financial and Funds Management sponsored by the American
Bankers Association at Oklahoma University, and the Virginia Bankers Association-sponsored Executive Management School at the University of Virginia.

In announcing the promotion, Mr. Shuford said " I am looking forward to working with Louis in his new capacity as I plan to spend more of my efforts in promoting the expansion of the Bank and of Old Point Trust & Financial Services, N.A., which was formed in April, 1999. Working together, we will continue to make Old Point National Bank one of the best performing community banks in the state." Mr. Shuford will continue as Chairman of the Board of Old Point National Bank.

A Portsmouth native, Mr. Morris currently resides in Hampton with his wife, Karen. He is an active member of the Phoebus
Lions Club.

A  locally owned and managed community bank, Old Point National
Bank was established in 1923 and provides full service banking throughout Hampton Roads with a 14-branch network extending from James City County to Chesapeake.

Pursuant to the requirements of the Securities and Exchange Act of  1934,  the  registrant has duly caused this  report  to  be
signed   on   its  behalf  by  the  undersigned  herunto   duly
authorized.

                         Old Point Financial Corporation

Dated November 18, 1999       By /s/Robert F Shuford

                         Robert F Shuford
                         Chairman of the Board
                         President & CEO